                                                                   EXHIBIT 10.26
                                                             DEALER NUMBER TN010

                     KIA DEALER SALES AND SERVICE AGREEMENT


     This is an Agreement between Kia Motors America, Inc. (COMPANY), and Grindstaff, Inc. (DEALER), [ ] an individual, [ ] a partnership organized under the laws of the state of __________, [X] a corporation duly incorporated in the state of Tennessee, and doing business as Grindstaff Kia.


                   PURPOSES AND OBJECTIVES OF THIS AGREEMENT


     COMPANY imports and distributes in the United States automotive products ("Kia Product" or "Kia Products") manufactured or approved by Kia Motors Corporation ("KMC"). It is of vital importance to COMPANY that Kia Products are sold and serviced in a manner which promotes customer satisfaction and confidence and leads to increased product acceptance. Accordingly, COMPANY seeks a network of authorized dealers, operating at approved locations and in accordance with certain standards, to sell and service Kia Products. DEALER desires to become one of COMPANY's authorized dealers. Based upon the representations and promises of DEALER as set forth herein. COMPANY agrees to appoint DEALER as an authorized Kia Dealer and welcomes DEALER to COMPANY's network of authorized dealers of Kia Products.

     This Agreement sets forth the rights and responsibilities of COMPANY and DEALER with respect to the sale and service of Kia Products. COMPANY enters into this Agreement expressly relying upon DEALER's integrity, ability, assurance of personal services, expressed intention to deal fairly with the consuming public and with COMPANY, and promise to adhere to the terms and conditions herein. Likewise, DEALER enters into this Agreement in reliance upon COMPANY's integrity, expressed intention to deal fairly with DEALER and the consuming public, and promises to adhere to the terms and conditions herein. The parties to this Agreement acknowledge that the success of the relationship between COMPANY and DEALER depends upon mutual understanding, cooperation, trust and confidence of both COMPANY and DEALER.


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                                                           DEALER NUMBER TN010
                                                                        --------

                                     PART I


                                 SPECIFIC TERMS

     Part I contains specific terms which relate to specific referenced paragraphs within the Standard Provisions set forth in Part II attached hereto and incorporated herein by reference.

Paragraph I.   DEALER is owned by the following persons and no others:


                                     OWNERS

                                                       OWNERSHIP
NAME                     RESIDENCE                     PERCENTAGE
----                     ---------                     ----------

Steve E. Grindstaff      1506 Crystal Springs Rd.           65%
-------------------      ------------------------      ----------
                         Johnson City, TN 37601

Wesley D. Hambrick       743 Quail Hollow Drive              5%
-------------------      ------------------------      ----------
                         Elizabethton, TN 37643

Qualified Subchapter S Trust Agreement for the benefit
of Amie Rebecca Grindstaff Pearson                          15%
                                                      ----------

Qualified Subchapter S Trust Agreement for the benefit
of Renee Michelle Grindstaff Mullins                        15%
                                                      -----------


Paragraph II.  DEALER is managed by the following persons:

                                    OFFICERS

NAME                     RESIDENCE                     TITLE
----                     ---------                     -----

Steve E. Grindstaff      Same as above                 CEO/Secretary
---------------------    ------------------------      --------------

Mary Ellen Williams      N/A                           President
---------------------    ------------------------      --------------

Wesley D. Hambrick       Same as above                 Vice President
---------------------    ------------------------      --------------

Candace K. Grindstaff    N/A                           Treasurer
---------------------    ------------------------      --------------


                                DEALER OPERATOR

NAME                     RESIDENCE
----                     ---------

Steve E. Grindstaff      Same as above
-------------------      ------------------------


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                                                            DEALER NUMBER TN010
                                                                         -------

Paragraph III.      DEALER is authorized to operate its Kia Dealers at the
                    following locations and no others:


     New Vehicle Sales and Showroom               2224 West Elk Avenue
                                                  ----------------------
                                                    (street address)

                                                  Elizabethton, TN 37643
                                                  ----------------------
                                                    (city, state, zip)


     Used Vehicle Display and Sales               Same as above
                                                  ----------------------
                                                     (street address)


                                                  ----------------------
                                                    (city, state, zip)


     Parts and Service                            Same as above
                                                  ----------------------
                                                     (street address)


                                                  ----------------------
                                                    (city, state, zip)


     Body and Paint                               Same as above
                                                  ----------------------
                                                     (street address)


                                                  ----------------------
                                                    (city, state, zip)



     Sales and General Office                     Same as above
                                                  ----------------------
                                                     (street address)


                                                  ----------------------
                                                    (city, state, zip)


     Other Facilities
              Purpose:    N/A                     ----------------------
                      ------------                   (street address)


                                                  ----------------------
                                                    (city, state, zip)




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
                                                       DEALER NUMBER  TN010
                                                                    ----------

CERTIFICATION

          By their signatures hereto, the parties certify that they have read and understand this Agreement, including the Standard Provisions contained in
Part II and Exhibits A through E incorporated herein, and agree to abide and be bound by all of its terms and conditions.

                                     Grindstaff, Inc.,
                                     dba Grindstaff Kia  (DEALER)
                                    --------------------
                                    (Dealer Entity Name)

DATE: 5-13-96                By: /s/ STEVE E. GRINDSTAFF       CEO/Secretary
      -------                   ------------------------------ -------------
                                     (Signature)                  (Title)
                                  Steve E. Grindstaff

                                 All Owners of DEALER

DATE: 5-13-96                By: /s/ STEVE E. GRINDSTAFF            65%
      -------                   ------------------------------ -------------
                                    (Signature)                 (Ownership
                                  Steve E. Grindstaff           Percentage)

DATE: 5-13-96                By: /s/ WESLEY D. HAMBRICK              5%
      -------                   ------------------------------ -------------
                                    (Signature)                 (Ownership
                                  Wesley D. Hambrick            Percentage)

DATE: 5-13-96                By: /s/ [ILLEGIBLE] Trust Officer      15%
      -------                   ------------------------------ -------------
                                    (Signature)                 (Ownership
                                                                Percentage)
On behalf of SunTrust Bank, Northeast Tennessee, N.A.,
Trustee Under the Qualified Subchapter S Trust Agreement for
the benefit of Amie Rebecca Grindstaff Pearson

DATE: 5-13-96                By: /s/ [ILLEGIBLE] Trust Officer      15%
      -------                    ----------------------------- -------------
                                     (Signature)                (Ownership
                                                                Percentage)
On behalf of SunTrust Bank, Northeast Tennessee, N.A.,
Trustee Under the Qualified Subchapter S Trust Agreement for
the Benefit of Renee Michelle Grindstaff Mullins

                                           Kia Motors America, Inc. (COMPANY)


DATE: 5/16/96                 By: /s/ W.G. WARNER                 COO/EVP
      -------                    ----------------------------- ------------
                                      (Signature)                 (Title)
                                      W.G. Warner

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
                                     PART II

                               STANDARD PROVISIONS

I.   OVERVIEW OF RIGHTS GRANTED TO DEALER

         Subject to the terms of this Agreement, COMPANY hereby appoints DEALER and grants DEALER the non-exclusive right (i) to buy and resell the Kia Products identified in the Kia Product Addendum, attached hereto as Exhibit A, as such addendum may be revised by COMPANY from time to time; (ii) to identify itself as an authorized Kia Dealer at the location(s) specified in Part I and in the manner specified in Part II; and (iii) to use the Kia Marks (as defined herein) in the advertising, promotion, sale and servicing of Kia Products in accordance with Part II. Paragraph IX.A.3. As provided herein, COMPANY expressly reserves the unrestricted right to sell Kia Products itself and to grant others the right to sell Kia Products, whether or not in competition with DEALER.

II.  OVERVIEW OF RESPONSIBILITIES ACCEPTED BY DEALER

         DEALER accepts its appointment as an authorized Kia Dealer and agrees to (i) vigorously and aggressively sell and promote Kia Products; (ii) satisfactorily service Kia Products, regardless of where sold and by whom and whether or not under warranty; and (iii) establish and maintain satisfactory Kia dealership facilities at, and only at, the location(s) specified in Part I, all in strict accordance with the terms and conditions of this Agreement.

III. TERM OF THIS AGREEMENT

         Unless otherwise agreed by the parties hereto in a written addendum to this Agreement, the term of this Agreement shall commence as of the date COMPANY signs it (at the end of Part I) and continue in effect until ended by mutual agreement, superseded pursuant to Paragraph XVI.L below, or terminated in accordance with Article XII below. The continuation of business relations between the parties following termination of this Agreement shall be on a day-to-day basis and subject to the provisions of this Agreement. Such a continuation shall not be deemed a waiver of the right of termination nor shall it imply that either party has committed to continue to do business with the other at any time in the future.

IV.  OWNERSHIP OF DEALER

         COMPANY enters into this Agreement in reliance upon DEALER's representation that the person(s), and only the person(s) identified in Part I will



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be the owner(s) of DEALER ("Owner" or "Owners") and that such Owners are committed to the achievement of the purposes and objectives of this Agreement and agree to abide by its terms and conditions, as evidenced by their signature(s) under the heading "CERTIFICATION" in Part I. There shall be no direct or indirect change in the identity of any Owner or any Owner's relative percentage interest in DEALER or in any entity which holds an ownership interest in DEALER other than in strict compliance with Article XI of this Agreement, including the payment of COMPANY's then current transfer fee.

V.   MANAGEMENT OF THE DEALERSHIP

         COMPANY and DEALER agree that active, day-to-day Owner involvement and the retention of qualified management are critically important to the successful operation of DEALER's Kia dealership. DEALER therefore agrees, and COMPANY enters into this Agreement in reliance upon DEALER's agreement that the individual identified in Part I as the Dealer Operator, and no other person, will, at all times, be an Owner, be in complete charge of DEALER's Kia dealership operations and will have total authority to make all decisions with respect to DEALER's Kia dealership operations. DEALER further agrees that the Dealer Operator shall devote his or her substantial efforts to DEALER's Kia dealership operations. There shall be no change in the identity of the Dealer Operator except with COMPANY's prior written consent and the payment to COMPANY of its then current fee for processing such changes.

VI.  APPROVED DEALER LOCATION(S)

         In order that COMPANY may establish and maintain an effective network of authorized Kia dealers, DEALER agrees that it shall conduct its Kia dealership operations only in the facilities and at the locations identified in
Part I and approved by COMPANY for the conduct of DEALER's Kia dealership operations and display of the Kia Marks.

         DEALER may not, either directly or indirectly, establish or conduct any Kia dealership operations of the type contemplated in this Agreement, including without limitation the display, sale or servicing of Kia Products, or display the Kia Marks at any facility or location other than those identified in Part I. Also, DEALER may not modify or change the usage or function of any facility or location or utilize any facility or location for any purpose other than the function indicated in Part I without the prior written consent of COMPANY.




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VII. SALE, TERMS AND DELIVERY OF, AND CHANGES IN, KIA PRODUCTS

     A.   DEALER'S APPOINTMENT AND RIGHT TO PURCHASE KIA PRODUCTS.

          DEALER accepts the appointment provided for in Article I above and understands that by its appointment as a Kia Dealer, DEALER is not being granted an exclusive right to sell Kia Products in any specified geographic area. DEALER shall have the non-exclusive right to purchase Kia Products from COMPANY in accordance with the provisions set forth in this Agreement and such other requirements as may be established from time to time by COMPANY.

     B.   COMPANY'S WILLINGNESS TO SELL AND RIGHT TO ALLOCATE KIA PRODUCTS.

          COMPANY shall endeavor to provide Kia Products to DEALER in such quantities and types as may be required by DEALER to fulfill its obligations to sell and service Kia Products under this Agreement (subject to available supply, COMPANY's marketing requirements, and any change or discontinuance with respect to any particular Kia Product). COMPANY and DEALER recognize that certain Kia Products may be in short supply from time to time. Where COMPANY determines such shortage exists, COMPANY will allocate the affected Kia Products among its DEALERS in a fair and equitable manner. DEALER acknowledges and agrees that COMPANY may consider, among other things, DEALER's sales performance, sales potential, dealership facilities, service capacity, and customer satisfaction performance, in determining the quantity of Kia Products to allocate to DEALER. COMPANY agrees to provide DEALER with an explanation of the method used to allocate such Kia Products upon request.

     C.   PRICES AND OTHER TERMS OF SALE

          COMPANY shall have the right from time to time to establish and revise prices and other terms of its sale of Kia Products to DEALER. Revised prices, terms or provisions shall apply to any Kia Products not yet invoiced by COMPANY at the time such notice of change is given to DEALER in the case of vehicles or upon issuance of a new or modified price list or through appropriate change notices, bulletins, letters, or revisions in the case of parts, options and accessories or at such other times as may be designated by COMPANY in writing. Any amounts owed by DEALER to COMPANY that are not paid when due shall be subject to a late charge as established by COMPANY and permitted by law. The payments by DEALER to COMPANY shall be made in such a manner as prescribed by COMPANY and shall be applied against DEALER's indebtedness in accordance with COMPANY's policies and practices.




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     D.   DELIVERY OF KIA PRODUCTS.

          1. Mode And Place Of Delivery. COMPANY shall select the distribution points, mode of transportation and shipment terms and shall pay carrier(s) for all charges in effecting delivery of Kia Products to DEALER. COMPANY will invoice DEALER for such charges as COMPANY may from time to time establish for such transportation services, and DEALER agrees to pay COMPANY for such charges.

          2. Diversion Charges. If COMPANY is required to divert any Kia Product which DEALER has agreed to purchase and which is not canceled prior to shipment by COMPANY, because of DEALER's failure or refusal to accept such Kia Product, DEALER agrees to assume responsibility for and pay any charges incurred by COMPANY as a result of such diversion. DEALER's responsibility for such charges shall not exceed the charge of returning any such product to the original point of shipment by COMPANY plus all charges for demurrage, storage and/or other charges related to such diversion. DEALER also agrees to assume responsibility for and shall pay any and all charges accruing after arrival of shipment at the distribution point established by COMPANY, which result from DEALER'S failure or refusal to accept any Kia Product which DEALER had agreed to purchase and did not cancel prior to shipment.

          3. Delay Or Failure Of Delivery. COMPANY shall not be liable for delay or failure to deliver Kia Products which it has previously agreed to deliver, where such delay or failure to deliver is the result of any event beyond the control of COMPANY, including without limitation any law or regulation of any governmental entity, acts of God, foreign or civil wars, riots, interruptions of transportation, fires, floods, storms, strikes, lockouts, or other labor troubles, embargoes, blockades, or delay or failure of KMC or other suppliers of COMPANY to deliver Kia Products.

          4. Damage Claims Against Carriers. DEALER shall promptly notify COMPANY of any damage occurring during transit and shall, if so directed by COMPANY, assist in filing claims against the transportation carrier for damages. DEALER agrees to assist COMPANY in obtaining recovery against any transportation carrier or insurer for loss or damage to Kia Products shipped hereunder. COMPANY shall not be liable for loss or damage to Kia Products sold hereunder occurring after their delivery to DEALER. To the extent required by law, DEALER shall notify the purchaser of any damaged vehicle of the damage sustained by that vehicle prior to sale. DEALER shall indemnify and hold COMPANY harmless from any liability resulting from DEALER's failure to so notify such a purchaser.




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     E.   CHANGES IN DESIGN, SPECIFICATIONS OR AVAILABILITY.

          DEALER understands and agrees that there may be changes in the design or specifications of one or more Kia Products or in the availability of any Kia Product and that COMPANY is under no obligation to provide change notices nor to make similar changes upon any product previously purchased by or shipped to DEALER. No change shall be a model year change unless so specified by COMPANY.

     F.   DISCONTINUANCE OF MANUFACTURE, IMPORTATION OR DISTRIBUTION.

          The manufacture, production, importation and distribution of any or all Kia Products, whether motor vehicles, parts, options or accessories, including any model, series or body style of any Kia vehicle, may be discontinued at any time without any obligation or liability to DEALER on the part of either COMPANY or KMC by reason thereof.





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VIII. BUSINESS PLANNING AND PERFORMANCE REVIEW

     A.   BUSINESS AND OPERATING PLAN.

          In consultation with COMPANY, DEALER has prepared a business and operating plan ("Plan"), attached hereto as Exhibit B, which describes how DEALER will (i) develop the Area of Primary Responsibility ("APR") assigned to DEALER by COMPANY and set forth in the Plan and (ii) fulfill its sales and service commitments under this Agreement. The Plan consists of a business portion and an operating portion, containing the information set forth in Exhibit C, attached hereto titled "Business and Operating Plan Contents." DEALER hereby agrees to develop its APR and conduct its operations in accordance with the Plan, as revised from time to time pursuant to Paragraph B below.

     B.   ANNUAL PLAN REVIEW.

          DEALER agrees to update the Plan annually or more often as desired or necessary and submit it to COMPANY for joint review. The process of updating each Plan shall include a performance evaluation and review of proposed modifications to the prior year's Plan as contemplated by Paragraph C below. The Plan shall be subject to COMPANY'S final approval.

     C.   PERFORMANCE EVALUATION.

          DEALER'S performance of its obligations is essential to the effective representation of Kia Products and to the reputation and goodwill of COMPANY, DEALER and other Kia Dealers. Therefore, DEALER agrees to review its performance against the prior year's Plan in its updated Plan. COMPANY and DEALER will use this analysis and any other factors COMPANY or DEALER deems appropriate as the basis for jointly evaluating DEALER's performance so that any necessary improvements can be made. Factors considered in evaluating DEALER's performance will include, without limitation, the attainment of or failure to attain the prior year's objectives. DEALER's performance trends, DEALER's financial performance and the manner in which DEALER has conducted its operations. Periodic facility evaluations will be conducted, including an evaluation of DEALER's compliance with current requirements and standards for dealership facilities under the Plan.



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IX.  OPERATION OF BUSINESS AND BUSINESS PRACTICES

     A.   IN GENERAL.

          1. Location, Facilities And Equipment. DEALER shall establish and maintain a place of business at one or more locations mutually satisfactory to DEALER and COMPANY and set forth in Part I. The location(s) shall contain space for the attractive and orderly storage, display, sales and service of Kia Products and the sale of used vehicles of any kind as well as customer parking, and waiting and office functions and any other functions specified by COMPANY. The location, size, configuration, layout and decor of such space shall conform to whatever standards and specifications COMPANY may from time to time adopt, including without limitation standards and specifications which may require DEALER to upgrade and expand its Kia dealership facilities, and shall at all times enable DEALER to perform fully its responsibilities under this Agreement. DEALER shall acquire and maintain, at DEALER's sole cost and expense, each and every item (in whatever quantity COMPANY reasonably specifies) of equipment listed on the Required Equipment Addendum attached hereto as Exhibit D as such Addendum may be revised by COMPANY from time to time, and such other equipment as is approved by COMPANY and otherwise necessary to enable DEALER to perform fully its responsibilities under this Agreement. Upon request, DEALER agrees to provide COMPANY access to a secure area for after-hours vehicle or parts delivery.

          2. Hours Of Operation. DEALER shall be open for business during not less than those days and hours that are customary and lawful for DEALER's operations in the community in which DEALER's Kia dealership is located and in accordance with industry standards.

          3.   Signs And Use Of Kia Marks And Related Rights.

               a. Signs. DEALER shall identify DEALER's Kia dealership locations as authorized sales and service establishments (as the case may be) for Kia Products with such signs as are consistent with standards established by COMPANY from time to time and approved by COMPANY with respect to any display of the Kia Marks.

               b. Grant Of Rights. COMPANY grants to DEALER the non-exclusive privilege of displaying or otherwise using the Kia name and those trademarks, service marks, logos, trade dress, and other intellectual property rights ("Kia Marks") as are specified in the Kia Marks Addendum attached hereto as Exhibit E (as such Addendum may be revised by COMPANY from time to time), in connection with the selling and servicing of Kia Products. DEALER agrees that it will promptly discontinue the display and use of any and all Kia Marks, and shall change the manner in which any Kia Marks are displayed and used, when and for any reason COMPANY requests that it do so. DEALER may use the Kia Marks only at the location(s) identified in Part I and for the purposes stated in this Agreement. DEALER agrees that none of the Kia Marks may be




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used as part of DEALER's name or the name under which DEALER's business is conducted without the prior written consent of COMPANY.

          c. Discontinuance Of Use. Upon the termination of this Agreement for any reason, DEALER agrees that it shall immediately:

               (i) Discontinue the use of the word "Kia" and the Kia Marks, or any semblance thereof, including without limitation the use of all stationery, telephone directory listings and other printed material referring in any way to the word "Kia" or bearing any of the Kia Marks;

               (ii) Discontinue the use of the word "Kia" and the Kia Marks, or any semblance of the same, as part of DEALER's business or corporate name, and file a change or discontinuance of such name with the appropriate authorities;

               (iii) Remove and return to COMPANY all product signs bearing the word "Kia" or any of the Kia Marks;

               (iv) Cease representing itself as an authorized Kia Dealer; and

               (v) Refrain from any action, including without limitation any advertising, stating or implying that it is authorized to sell or distribute Kia Products. If DEALER fails to comply with any of the terms of this Paragraph, COMPANY shall have the right to enter upon DEALER's premises and remove without liability all such product signs and identification bearing any of the Kia Marks. DEALER agrees that it shall reimburse COMPANY for any costs and expenses incurred in such removal, including without limitation reasonable attorneys' fees.

          4. Personnel. DEALER shall employ and train a sufficient number of competent personnel of good character, including one or more persons who will function as sales manager, service manager and parts manager, sales persons, service technicians and parts personnel to fulfill all of DEALER's responsibilities under this Agreement and as recommended by COMPANY, and shall cause such personnel to attend such training schools as COMPANY may from time to time require at DEALER's sole expense.

          5. Capital And Credit. DEALER shall maintain at all times and employ in connection with DEALER's business and operations under this Agreement sufficient investment, working capital, net worth, lines of credit and retail finance plans as may be required to enable DEALER to fulfill all of DEALER's responsibilities under this Agreement. In no event shall DEALER's working capital be less than the amount specified by COMPANY. COMPANY shall have the right to increase the minimum amount of working capital required, and DEALER agrees to promptly establish and maintain the increased amount.




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DEALER agrees to obtain and maintain at all times a confirmed and adequate flooring line with a bank or financial institution satisfactory to COMPANY or other method of financing acceptable to COMPANY to enable DEALER to perform its obligations under this Agreement.

          6. Accounting Practices And Procedures And Record Maintenance. DEALER shall install and use such accounting practices as COMPANY may from time to time require, including any said practices set forth in COMPANY's manuals of accounting procedures for its authorized dealers. Any required accounting practices shall not be exclusive of any other system DEALER may desire to use. DEALER agrees to keep complete, accurate and current records regarding its sale, lease and servicing of Kia Products or any claims made upon or paid by COMPANY (whether warranty, policy or other claims) for at least five (5) years and in no event less than the retention period required by applicable law. DEALER shall prepare, keep current and retain records in support of requests for reimbursement for warranty and other work performed by DEALER in the manner and form required by COMPANY. COMPANY shall have the right at all reasonable times and during regular business hours to inspect DEALER's facilities and to examine, audit and reproduce all records, accounts and supporting data relating to the Kia dealership operations of DEALER including without limitation, the sale, sales reporting, service and repair of Kia Products by DEALER.

          7. Reports. DEALER shall furnish to COMPANY at the times and in the form prescribed by COMPANY, complete, accurate and true statements of the financial condition and operating results of DEALER's Kia dealership operations and such sales and other reports as COMPANY may from time to time require. Financial information furnished by DEALER shall be handled in a confidential manner by COMPANY and, unless authorized by DEALER, required by law, or utilized in mediation, arbitration, administrative or judicial proceedings, shall not be furnished except as an unidentified part of a composite or coded report to any party outside of COMPANY.

          8. Inspections And Tests. DEALER shall allow persons designated by COMPANY, at all reasonable times and intervals, to examine DEALER's facilities, stocks, Kia Products and used vehicles and vehicles in for service, and to test DEALER's equipment.

          9. Advertising. COMPANY and DEALER agree that a "three-tier" advertising and merchandising effort is an effective way to establish and maintain focus on (i) national and Product messages, (ii) regional Kia Dealer group messages, and (iii) local and individual Kia Dealer messages. COMPANY shall take full responsibility for, and fund, as COMPANY deems appropriate, advertising for (i) and (ii) above. COMPANY will consider advertising and merchandising input and advice from DEALER and the Customer Satisfaction Team referred to in Article X below. DEALER shall take full responsibility for, and fund advertising for (iii) above, bearing in mind sales and customer



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


satisfaction needs and applicable laws and regulations in developing and delivering its advertising and merchandising messages.

          10. Trade Practices And Advertising. DEALER shall conduct business in a manner that will reflect favorably at all times on the good name of COMPANY, the Kia Marks, other Kia Dealers and DEALER. DEALER will refrain from conduct which may be detrimental to or adversely reflect upon the reputation of COMPANY, the Kia Marks, other Kia Dealers or DEALER. DEALER will avoid in every way any "bait", or other deceptive, misleading, confusing or illegal advertising or business practices. COMPANY shall not employ or encourage any dealer to employ any such practice.

          11. Safety And Emission Control Laws. DEALER agrees to comply and operate consistently with all applicable provisions of federal, state and local motor vehicle safety and emission control laws, rules and regulations. In addition, COMPANY and DEALER will each provide the other with such information and assistance as may reasonably be requested by, the other in connection with the performance of obligations imposed on either party by any applicable federal, state or local motor vehicle safety or emission control requirements. In the event that the laws of the state in which DEALER is located require motor vehicle dealers or distributors to install in new or used motor vehicles, prior to the retail sale thereof, any safety devices or other equipment not installed or supplied as standard equipment by COMPANY, DEALER, prior to its sale of any Kia vehicle on which such installations are so required, will properly install such devices or equipment on such Kia vehicles and be entitled to reimbursement therefor by COMPANY at standard labor rates where DEALER uses any COMPANY-furnished necessary parts. DEALER will comply with state and local laws pertaining to installation of such equipment, including without limitation, the reporting thereof.

          12. Compliance With Consumer Protection Statutes, Rules And Regulations. Because certain custom complaints may impose liability upon COMPANY under various repair and replace laws or other consumer protection laws and regulations, DEALER agrees to provide prompt notice to COMPANY of such complaints and take such other steps as COMPANY may require. DEALER will do nothing to affect adversely COMPANY's rights under such laws and regulations. Subject to any law or any regulation to the contrary, DEALER shall be liable to COMPANY for any refunds or vehicle replacements provided by COMPANY to any customer if COMPANY reasonably determines that DEALER failed to carry out vehicle repairs in accordance with COMPANY's written published policies and procedures or its expressed oral instructions subsequently confirmed in writing. DEALER also agrees to provide applicable required customer notifications and disclosures as prescribed by repair or replacement laws or other applicable consumer laws or regulations.

          13. Insurance. At all times during the pendency of this Agreement, DEALER will maintain in full force and effect comprehensive general



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



liability insurance policies, excess insurance policies, workers' compensation insurance policies and all other insurance policies needed to insure DEALER against claims or lawsuits arising from the operation of the dealership, sale of Kia Products and service of Kia Products. The aggregate limits of said policies shall be no less than ___________ Dollars ($__________). Said policies shall be underwritten by insurance companies with a Best rating of "A" or better. DEALER shall provide proof of insurance to COMPANY at COMPANY's request. COMPANY reserves the right, from time to time, to revise the above-stated amounts of insurance required to be maintained by DEALER.

     B.   RETAIL SALES.

          1. Area Of Primary Responsibility. DEALER shall vigorously and aggressively promote, solicit and make sales of Kia Products within its APR. DEALER's APR may be altered or adjusted by COMPANY at any time. The APR is a tool used by COMPANY to evaluate DEALER's performance of its obligations. DEALER agrees that it has no right or interest in any APR that COMPANY may designate. As permitted by applicable law, COMPANY may add new dealers to, relocate dealers into or remove dealers from the APR assigned to DEALER.

          2. Stocks. Subject to COMPANY's filling DEALER's orders, DEALER shall maintain in showroom-ready condition stocks of Kia vehicles and other Kia Products of an assortment and quantity adequate to meet DEALER's share of current demand in DEALER's APR and DEALER's sales and service responsibilities under this Agreement.

          3. Used Vehicles. DEALER agrees to display, sell and maintain for resale an adequate inventory of used vehicles at the location specified in Part I.

          4. Demonstrators. From its inventory, DEALER shall keep available at all times in good appearance and running order current model year demonstrators of each model of Kia vehicles in such quantities as are sufficient to satisfy customer test drive demands.

          5. Orders. Each month, on the dates and forms specified by COMPANY, DEALER shall furnish COMPANY with (i) orders for the numbers and models of Kia vehicles that DEALER will purchase during the succeeding month or months as COMPANY may designate from time to time; and (ii) estimates of DEALER's requirements of Kia vehicles for such further succeeding months as COMPANY may from time to time request. Orders for DEALER's requirements for other Kia Products (parts, options or accessories) shall be placed weekly or more frequently, as needed, including emergency orders for parts at any time.

          6. Suggested Price Labels, DEALER shall accurate represent to customers the total selling price of Kia Products, including without limitation, Kia vehicles. DEALER agrees to explain to customers of Kia Products the items that make up the total selling price and give customers itemized invoices and all other information required by law. DEALER understands and hereby acknowledges that it may sell Kia Products at whatever price DEALER desires but bearing in mind DEALER's customer satisfaction responsibilities and obligation to penetrate effectively its APR. If any Kia vehicle is delivered by COMPANY to DEALER with an incorrect suggested price label or without a completed suggested price label affixed thereto in accordance with the federal Automobile Information Disclosure Act, DEALER shall promptly affix to such vehicle a label in the form and containing the information required by law and in accordance with any directions furnished by COMPANY.

          7. Customer Deposits. DEALER shall use all reasonable efforts to safeguard each deposit of cash or property (or any proceeds therefrom) received from a customer in anticipation of a future delivery of a Kia Product until such delivery is consummated.

          8. Product Modifications. DEALER agrees that it will not install after-market accessories or make any modifications to Kia Products, including without limitation Kia vehicles, that may impair or adversely affect a vehicle's, safety, emissions, structural integrity or performance.

          9. No Exports. DEALER is authorized to sell Kia Products, including without limitation Kia vehicles, only to customers located in the fifty (50) states of the United States and the District of Columbia. DEALER agrees that it will not sell any new Kia Products for resale or use outside the fifty (50) states of the United States or the District of Columbia. DEALER agrees to abide by any export policy established by COMPANY.

     C.   SERVICE AND PARTS.

          1. In General. DEALER shall render prompt, workmanlike, courteous and willing service on all Kia Products presented to DEALER's place of business for service, including without limitation by purchasers of Kia Products from other Kia Dealers. DEALER shall also render warranty service on eligible Kia Products to all purchasers of such products from any authorized DEALER in accordance with COMPANY's then current warranty policies and procedures manual. DEALER shall ensure that each service customer is advised of the necessary repairs and his or her consent is obtained prior to the initiation of any repairs in accordance with all applicable consumer protection statutes. DEALER shall ensure that necessary repairs on Kia vehicles are accurately diagnosed and professionally performed and that each customer is treated courteously and fairly at all times.

          2. Predelivery Service. DEALER agrees that prior to delivery of a new Kia vehicle to a customer, it shall perform predelivery service on each Kia vehicle in accordance with Kia standards and any applicable governmental requirements. COMPANY shall reimburse DEALER for such predelivery service according to such directives and the applicable provisions of the then current Kia warranty policies and procedures manual and subject to COMPANY's claims verification and other procedures.

          3. Warranty Service. DEALER shall perform warranty service specified by COMPANY, in accordance with COMPANY's then current warranty policies and procedures manual. COMPANY agrees to compensate DEALER for all warranty work, including labor, diagnosis and genuine Kia parts and accessories, in accordance with procedures and at rates to be announced from time to time by COMPANY and in accordance with applicable law. Unless otherwise approved in advance by COMPANY, DEALER shall use only genuine Kia parts and accessories when performing Kia warranty repairs. Warranty service is provided for the benefit of customers and DEALER agrees that the customer shall not be obliged to pay any charges for warranty work or any other service for which DEALER is reimbursed by COMPANY, except as required by law. DEALER acknowledges and agrees that except as otherwise provided by law, the written Kia warranties set forth in the warranty policies and procedures manual, as that manual may be revised by COMPANY from time to time, are the only warranties applicable to new Kia Products. With respect to DEALERS, SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR LIABILITIES, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY LIABILITY FOR COMMERCIAL LOSSES BASED UPON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY. EXCEPT AS PROVIDED UNDER AN ESTABLISHED WRITTEN KIA PROGRAM OR PROCEDURE, COMPANY NEITHER ASSUMES NOR AUTHORIZES DEALER TO ASSUME FOR IT ANY OTHER OBLIGATION OR LIABILITY IN CONNECTION WITH PRODUCTS. AND BOTH COMPANY AND DEALER ACKNOWLEDGE AND AGREE THAT COMPANY'S LIABILITY SHALL BE LIMITED TO THE REPAIR OR REPLACEMENT OF NONCONFORMING PRODUCTS CONSISTENT WITH THE PROVISIONS OF KIA'S WRITTEN WARRANTIES. COMPANY HEREBY EXPRESSLY DISCLAIMS LIABILITY FOR ANY CONSEQUENTIAL DAMAGES SUFFERED BY DEALER OR DEALER'S OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, CUSTOMERS, OR ANY OF THEM, ARISING FROM OR RELATED TO ANY AND ALL CAUSES WHATSOEVER.

          4. Campaign Inspections And Corrections. DEALER agrees to perform service campaign inspections and/or corrections for owners or users of all Kia Products that qualify for such inspections and/or corrections. DEALER further agrees to comply with all of COMPANY's directives and with the applicable procedures in COMPANY's warranty policies and procedures manual relating to those inspections and/or corrections. DEALER will also determine that campaign inspections and corrections have been made on new and used Kia vehicles in its inventory prior to the sale and follow-up on Kia Products on which campaigns are pending. COMPANY agrees to reimburse DEALER for all replacement parts and/or other materials required in use in connection with such work and for labor according to such directives and the applicable provisions of COMPANY's warranty policies and procedures manual and subject to COMPANY's claims verification and other procedures.

          5. Parts And Accessories In Non-Warranty Servicing. Subject to the terms of this Agreement. DEALER has the right to sell, install or use for making non-warranty repairs, products that are not genuine Kia parts or accessories. DEALER acknowledges, however, that its customers expect that any parts or accessories DEALER sells, installs or uses in the sale, repair or servicing of Kia vehicles meet the high quality and standards of, genuine Kia parts or accessories. Therefore, DEALER agrees that where DEALER does not use genuine Kia parts or accessories, DEALER will only use such other parts or accessories as
(i) will not adversely affect the mechanical operation of the Kia vehicle being sold or serviced and (ii) are equivalent in quality and design to genuine Kia parts or accessories.

          6. Representations And Disclosures As To Modifications, Parts, Accessories And Service Contracts. DEALER and COMPANY recognize the owners and users of Kia vehicles reasonably expect that the vehicle sold by DEALER and the parts, accessories and service contracts sold or used by DEALER in servicing vehicles are marketed by COMPANY. If DEALER sells or uses parts, accessories or service contracts not marketed by COMPANY, it will give customers written notice, prior to the sale or service, that such parts, accessories or service contracts are not marketed or warranted by COMPANY. DEALER also agrees not to represent that vehicle modifications not specifically authorized by COMPANY are warranted or approved by COMPANY. If DEALER elects to sell non-Kia service contracts to customers, DEALER will (i) conspicuously disclose in writing upon the customer's purchase order the extent to which the independent warranty or service contract protection purchased by the customer overlaps that provided by COMPANY and (ii) whenever a customer purchases such independent warranty or service contract protection and seeks warranty repairs on a Kia Product during the period of time that such product is also covered by the limited warranty provided by COMPANY, DEALER will not apply for and agrees that it will not be entitled to, reimbursement under such limited COMPANY warranty unless DEALER has advised the customer in writing, on all copies of the repair order, that the service was provided pursuant to COMPANY's limited warranty and not the independent warranty or service contract protection that the customer purchased.

          7, Parts Inventory DEALER agrees to maintain its parts inventory at any minimum stocking levels established by COMPANY from time to time and in no event less than those levels required to satisfy customer demand and enable DEALER to comply with the terms and conditions of this Agreement.

     D.   BODY REPAIRS.

          DEALER shall provide body repair service for Kia vehicles. DEALER can provide this service through its own body shop, or in the cases where COMPANY agrees that unusual circumstances make it impractical for DEALER to own and operate its own body shop, by arrangement with an independent repair establishment acceptable to COMPANY.

X.   CUSTOMER SATISFACTION DUTIES AND SHARED RESPONSIBILITY

          DEALER shall comply with COMPANY programs and develop and maintain its own programs designed to develop good relationships among COMPANY, DEALER and the consuming public. DEALER shall make every effort to handle satisfactorily all matters brought to its attention relating to the sale and servicing of Kia vehicles and other Kia Products and make regular contact with owners and users of Kia vehicles and other Kia Products in DEALER's APR. In consideration of DEALER's commitments and to ensure that the primary focus of DEALER's and COMPANY's mutual marketing efforts shall continue to be customer satisfaction, COMPANY intends to establish an organization for collective dealer input into the decision-making process on matters significantly affecting Kia dealers and COMPANY, namely, the Customer Satisfaction Team. The Customer Satisfaction Team shall be comprised of an equal number of Kia dealer representatives and COMPANY personnel, chaired on a rotating basis, and acting in consensus in accordance with procedures developed by COMPANY and the team. This team will provide input on matters affecting the company/dealer/customer relationship. Its scope will include input on market research, product planning, promotional planning, customer satisfaction systems and other factors affecting Kia customers and dealers. COMPANY will take due consideration of but not be bound by Customer Satisfaction Team recommendations.

XI.  CHANGES IN OWNERSHIP

          DEALER and COMPANY recognize that this is a personal services agreement based upon the personal skills, service, qualifications and commitment of DEALER's Owners. For this reason and because COMPANY has entered into this Agreement in reliance upon the Owners' qualifications, DEALER agrees to notify COMPANY in writing of any change in ownership and obtain COMPANY's prior written consent to any proposed change in an interest amounting to five percent (5%) or more of the ownership of DEALER'S Kia dealership or of DEALER itself, including without limitation, a change in the identity of an Owner, a change in an Owner's relative percentage interest or a change in the identity or control of any entity that is an Owner, or any proposed disposition of DEALER's principal assets (any five percent (5%) or more change of which is defined hereafter as an "Ownership Change") and, if applicable, pay

COMPANY its then current transfer fee. COMPANY shall not be obliged to consent to such Ownership Change or to execute a new agreement to a proposed transferee unless and until DEALER first makes arrangements acceptable to COMPANY to satisfy any outstanding indebtedness and subject to the additional provisions of this Article XI.

     A.   SALE OF OWNERSHIP INTEREST.

          If DEALER proposes any Ownership Change, COMPANY will consider DEALER's proposal in accordance with the considerations and subject to DEALER's completion of the requirements set forth in Paragraphs 1 through 3 below.

          1. Transfer Fee. DEALER shall pay COMPANY COMPANY's then current transfer fee in the event that DEALER proposes any Ownership Change.

          2. COMPANY's Response. COMPANY will notify DEALER in writing of COMPANY's decision on whether or not to consent to DEALER's proposal within sixty (60) days after DEALER has furnished COMPANY with all applications and information COMPANY requests.

          3. Changes To Proposal. Should DEALER make any significant change in the proposal, including any change whatsoever in the price, participants, or proposed ownership share, the proposal will be considered a new proposal and will again be subject to COMPANY's prior written approval, and the sixty (60) day time period in which COMPANY will consider the proposal will start anew.

     B.   RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE.

          1. Concept And Application. If a proposal is submitted by DEALER under Paragraph A above, COMPANY shall have a right of first refusal or option to purchase the dealership assets under this Paragraph B. If COMPANY exercises its right or option, it will do so in the written decision on DEALER's proposal. COMPANY's right or option may be assigned to any party, and COMPANY has the right to disclose the terms of the proposed buy/sell agreement and any other relevant dealership performance information, notwithstanding any other provisions in this Agreement.

          2. Exercise Of COMPANY's Rights. COMPANY shall have thirty (30) days from the following events within which to exercise its right of first refusal or option to purchase: (i) COMPANY's receipt of all data and documentation customarily required by it to evaluate a proposed Ownership Change or (ii) COMPANY's receipt of notice of the death of DEALER (if an individual), or of an Owner who owns or controls, directly or indirectly, a majority of DEALER ("Majority Owner") or of the Dealer Operator or COMPANY's disapproving of any application submitted by DEALER's or an Owner's heirs pursuant to Paragraph C, below. COMPANY'S exercise of its right of first refusal under this Paragraph neither shall be dependent upon nor require its prior refusal to approve the proposed buyer or transferee.

          3. Right Of First Refusal. If DEALER has entered into a bona fide written buy/sell agreement for its dealership business or assets, COMPANY's right under this Paragraph is a right of first refusal, enabling COMPANY to assume the buyer's rights and obligations under such buy/sell agreement, and to cancel this Agreement and all rights granted DEALER. Upon COMPANY's request, DEALER agrees to provide other documents relating to the proposed transfer and any other information which COMPANY deems appropriate, including without limitation, those reflecting other agreements or understandings between the parties to the buy/sell agreement. Refusal to provide such documentation or to state that no such documents exist shall create the presumption that the buy/sell agreement is not a bona fide agreement.

          4. Option To Purchase. In the event of the death of DEALER (if an individual), or of a Majority Owner, or of the Dealer Operator or if DEALER submits a proposal which COMPANY determines is not bona fide or in good faith, COMPANY has the option to purchase the principal assets of DEALER utilizing the dealership business, including real estate and leasehold interests, and to cancel this Agreement and the rights granted DEALER. The purchase price of the dealership assets will be determined by good faith negotiations between the parties. If an agreement cannot be reached, the purchase price will be exclusively determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The site of the arbitration shall be the office of the American Arbitration Association in the locality of COMPANY's principal place of business.

          5. Dealer's Obligations. Upon COMPANY's exercise of its right or option and tender of performance under the buy/sell agreement or upon whatever terms may be expressed in the buy/sell agreement, DEALER shall forthwith transfer the affected real property by warranty deed conveying marketable title free and clear of all liens, claims, mortgages, encumbrances, tenancies and occupancies. The warranty deed shall be in proper form for recording, and DEALER shall deliver complete possession of the property and deed at the time of closing. DEALER shall also furnish to COMPANY all copies of any easements, licenses or other documents affecting the property or dealership operations and shall assign any permits or licenses that are necessary or desirable for the use of or appurtenant to the property or the conduct of such dealer operations. DEALER also agrees to execute and deliver to COMPANY instruments satisfactory to COMPANY conveying title to all personal property, including leasehold interests, involved in the transfer or sale to COMPANY. If any personal property is subject to any lien or charge of any kind, DEALER agrees to procure the discharge and satisfaction thereof prior to the closing of sale of such property to COMPANY.

     C.   SUCCESSION RIGHTS UPON DEATH OR INCAPACITY.

          1. Succession To Ownership After Death Of DEALER or Owner. In the event that DEALER (if an individual), a Majority Owner, or the Dealer Operator dies and his or her interest in DEALER or DEALER's Kia dealership passes directly to any person or persons ("Heirs") who wish to succeed to the deceased's interest, then the deceased's legal, representative must notify COMPANY, within sixty (60) days of the death, of such Heir's or Heirs' intent to succeed the deceased. If the deceased was the Dealer Operator, then the DEALER, Majority Owner and/or the deceased's legal representative also must then designate a proposed Dealer Operator for COMPANY's approval. The effect of the first such notice from the deceased's legal representative will be to suspend any notice of termination issued under Paragraph XII.C.4 below.

          Upon delivery of any such notice, the deceased's legal representative shall immediately request any person(s) identified by it as intending to succeed the deceased and the designated candidate for Dealer Operator to submit an application and to provide all personal and financial information that COMPANY may reasonably and customarily require in connection with its review of such applications. All requested information must be provided promptly to COMPANY and in no case later than thirty (30) days after receipt of such request from the deceased's legal representative. Upon the submission of all requested information, COMPANY agrees to review such application(s) pursuant to the then current criteria generally applied by COMPANY in qualifying owners and/or Dealer Operators. COMPANY shall either approve or disapprove the application(s) within sixty (60) days of full compliance with all COMPANY's requests for information. If COMPANY approves the application(s), it shall offer to enter into a new Kia Dealer Agreement with successor DEALER in the form then currently in use, subject to such additional conditions and for such term, if any, as COMPANY deems appropriate.

          If COMPANY does not approve the designated Heir(s) or designated candidate for Dealer Operator, or if the deceased's legal representative withdraws his or her notice of the Heir(s)' intent to succeed as Owner(s) or if the legal representative or any proposed owner or Dealer Operator fails to timely provide the required information, COMPANY may reinstate or issue a notice of termination. Nothing in this Paragraph C shall waive or affect COMPANY's right to exercise its Option to Purchase set forth in Paragraph B above.

          2. Incapacity Of Owner. The parties agree that, as used herein, incapacity shall refer to any physical or mental ailment that, in COMPANY's opinion, adversely affects the ability of DEALER (if an individual), Dealer Operator or a Majority Owner to meet his or her obligations under this Agreement.

          3. Successor Addendum Issued Prior To Death Or Incapacity Of Owner. DEALER (if an individual), or a Majority Owner, or the Dealer Operator may apply for a Successor Addendum nominating a candidate to assume ownership and/or the position of Dealer Operator of the dealership upon his or her death or incapacity. As soon as practicable after such nomination, COMPANY will request such personal financial information from the nominated owner and/or Dealer Operator candidate as it reasonably and customarily may require in evaluating such candidates. COMPANY shall apply criteria then currently used by COMPANY in qualifying owners and/or Dealer Operators of authorized dealers. Upon receipt of all requested information, COMPANY shall either approve or disapprove such candidate. If COMPANY initially approves the candidate, said approval shall remain in effect until there is any material change in the candidate's qualifications, personal financial information, or other circumstances affecting the candidate's ability to serve, but in no event longer than five (5) years. If COMPANY does not qualify the candidate, COMPANY agrees to review the reason(s) for its decision with the applicant. The applicant is free at any time to submit another nomination. However, in such instances, the applicant's nominee must again qualify pursuant to the then current criteria. The applicant may, by written notice, withdraw a nomination at any time, even if COMPANY has previously qualified the applicant's nominee.

XII. TERMINATION OF AGREEMENT

     A.   BY DEALER.

          DEALER may terminate this Agreement by giving written notice to COMPANY. Termination will be effective thirty (30) days after COMPANY's receipt of notice, unless otherwise mutually agreed in writing.

     B.   BY AGREEMENT

          This Agreement may be terminated at any time by written agreement between COMPANY and DEALER. Termination assistance such as that described in Paragraph F below will be applicable only as specified in the written termination agreement.

     C.   FOR CAUSE BY COMPANY.

          1. Immediate Termination. DEALER and COMPANY agree that the following conduct is within DEALER's control and is so contrary to the goals, purposes and objectives of this Agreement as to warrant its immediate termination. Accordingly, DEALER agrees that if it engages in any of the following types of conduct, COMPANY shall have the right to terminate this Agreement immediately.

               a. Failure To Be Licensed Or Other Disqualification. If DEALER fails to secure or maintain any license, permit or authorization required for the performance of obligations under this Agreement or such license, permit or authorization is suspended or revoked, or DEALER otherwise fails to continue to meet the dealer selection criteria applicable to each Kia Dealer, COMPANY may immediately terminate this Agreement.

               b. Misrepresentation. If DEALER, the Dealer Operator, or any Owner or officer of DEALER submits any false information to COMPANY or otherwise makes any material misrepresentation to COMPANY.

               c. Failure To Conduct Operations. If DEALER fails to conduct customary dealership operations for seven (7) consecutive business days, except if such failure is caused by strikes, civil war, riots, fires, floods, earthquakes, other acts of God or a similar physical event beyond DEALER's control.

               d. Insolvency Or Bankruptcy. If DEALER becomes insolvent, or files any petition under bankruptcy law, or executes an assignment for the benefit of creditors, or appoints a receiver or trustee or another officer having similar powers is appointed for DEALER and is not removed within thirty
(30) days from his appointment thereto or there is any levy under attachment or execution or similar process which is not vacated or removed by payment or bonding within ten (10) days.

               e. Felony. If DEALER, the Dealer Operator or any Owner or officer of DEALER is convicted of any felony.

          2. Termination Upon Thirty (30) Days' Notice. The following conduct violates the terms and conditions of this Agreement and if DEALER engages in such conduct, COMPANY shall have the right to terminate this Agreement upon thirty (30) days' written notice.

               a. Unauthorized Change Or Removal In Dealer Operator. If the identity of the Dealer Operator is changed, or if the Dealer Operator is removed but not replaced, without the prior written approval of COMPANY.

               b. Unauthorized Change In Ownership. If, without notifying COMPANY in writing and, if applicable, obtaining COMPANY's prior written approval in compliance with Paragraph XI above, there is any Ownership Change with respect to DEALER or DEALER's Kia dealership.

               c. Unauthorized Delegation. If, without COMPANY's prior written consent, there is an actual or attempted delegation by DEALER of any of its responsibilities under this Agreement.

               d. Unauthorized Location. If DEALER directly or indirectly conducts or attempts to conduct any Kia dealership operation other than at the approved locations indicated in Part I.

          3. Termination Upon Ninety (90) Days' Notice. If, upon evaluation of DEALER's performance pursuant to this Agreement, COMPANY concludes that DEALER has failed to perform adequately its sales, service or customer satisfaction responsibilities or to provide adequate dealership facilities, or if DEALER fails to comply with any other provision of this Agreement, COMPANY shall notify DEALER in writing of such failure and will endeavor to review promptly with DEALER the nature and extent of such failure, and will grant DEALER such period of time as may be required by law to correct such failure. If DEALER fails or refuses to correct such failure or has not made substantial progress toward remedying the failure at the expiration of such period, COMPANY may terminate this Agreement upon ninety (90) days' written notice or such other notice as may be required by law. Conduct which would warrant DEALER's termination under this Paragraph includes, without limitation:

               (i) DEALER's failure to comply with the provisions of any laws or regulations relating to the sale or service of Kia Products (unless a shorter or no notice period is authorized above);

               (ii) repeated failures by DEALER's sales, service or parts personnel or management to participate fully in any training program offered by COMPANY;

               (iii) DEALER's failure to maintain good relations with its customers, notify COMPANY of any customer complaints, and resolve all customer complaints to customer's satisfaction;

               (iv) Failure of DEALER to pay COMPANY for any Kia Products;

               (v) Failure of DEALER to establish or maintain during the existence of this Agreement the required working capital or adequate flooring and lines of credit;

               (vi) Any dispute, disagreement or controversy among managers, officers or stockholders of DEALER that, in the reasonable opinion of COMPANY, adversely affects the ownership, operation, management, business, reputation or interests of DEALER or COMPANY;

               (vii) Retention by DEALER of any Dealer Operator who, in COMPANY's reasonable opinion, is not competent or, if previously approved by COMPANY, no longer possesses the requisite qualifications for the position, or who has acted in a manner contrary to the continued best interest of both DEALER and COMPANY;

               (viii) Impairment of the reputation or financial standing of DEALER subsequent to the execution of this Agreement;

               (ix) Refusal to permit COMPANY to examine or audit DEALER's accounting records as provided herein upon receipt by DEALER from COMPANY of written notice requesting such permission or information;

               (x) Failure of DEALER to timely furnish accurate sales or financial information and related supporting data;

               (xi) Failure of DEALER to submit a Plan acceptable to COMPANY within the time prescribed by COMPANY, or failure of DEALER to conform to any aspect of the Plan;

               (xii) Breach or violation by DEALER of any other term or provision of this Agreement; or

               (xiii) Any civil or administrative liability found against DEALER or any Owner or Officer of DEALER for any automotive-related matter which in COMPANY's opinion tends to seriously and adversely affect the ownership, operation, management, reputation, business or interests of DEALER, or to impair the goodwill associated with the Kia Marks.

          4. Termination Upon Death Or Incapacity. Subject to certain exceptions identified in this Agreement, COMPANY may terminate this Agreement in the event of the death of DEALER (if an individual), or a Majority Owner, or the Dealer Operator or upon the incapacity of the Dealer Operator, upon ninety (90) days' written notice to DEALER or the deceased's or incapacitated's legal representative.

     D.   NOTICE OF TERMINATION.

          Any notice of termination under this Agreement shall be in writing and mailed to the person designated to receive such notice, certified mail, return receipt requested or shall be delivered in person. Such notice shall be effective upon the date of receipt. COMPANY shall state the grounds on which it relies in its termination of DEALER and shall have the right to amend such notice as appropriate. COMPANY may select the provision under which it elects to terminate DEALER without reference in its notice to any other provision that may also be applicable. COMPANY subsequently may also assert other or additional grounds for termination.

     E.   TRANSACTIONS AFTER TERMINATION.

          1. Orders. Upon termination, DEALER's supply of Kia Products will be automatically cancelled. Termination of this Agreement for any reason will not release DEALER or COMPANY from the obligation to pay any amounts owing the other when due.

          2. Deliveries. If this Agreement is voluntarily terminated by DEALER or terminated as a result of death or incapacity, COMPANY will use its best efforts to furnish DEALER with Kia vehicles to fill DEALER's bona fide retail orders on hand on the effective date of termination. The number of vehicles, however, shall not exceed the total number of Kia vehicles invoiced to DEALER for retail sale during the average of any three (3) month period from the year preceding the effective date of termination.

          3. Continuance Of Business Relations. Upon receipt of any notice of termination, DEALER agrees to conduct itself and its operation until the effective date of termination in a manner that will not injure the reputation or goodwill of the Kia Marks or COMPANY.

          4. No Waiver. Neither the sale of products to DEALER nor any act by COMPANY after termination of this Agreement will be a waiver of the termination.

          5. Surviving Provisions. Following the termination of this Agreement, the following provisions of this Agreement shall remain in full force and effect: Paragraph IX.A.3.c (limitations on trademark usage), Paragraph XII.E (transactions after termination), Article XIII (dispute resolution), Article XIV (defense and indemnification), and Article XVI, Paragraphs A (notices), D (taxes), E (offset), G (implied waivers), H (assignments) and K (severability), and this Paragraph XII.E.5.

     F.   TERMINATION ASSISTANCE AND REPURCHASE OBLIGATIONS.

          1. COMPANY's Obligations. Upon the termination of this Agreement, COMPANY shall have the right to cancel any and all shipments of Kia Products scheduled for delivery to DEALER, and COMPANY shall repurchase from DEALER the following:

                    (i) New, unused, unmodified and undamaged Kia vehicles of the then current model year then unsold in DEALER's inventory. The prices of such vehicles shall be the same as those at which they were originally purchased by DEALER, less all prior refunds or other allowances made by COMPANY to DEALER with respect thereto.

                    (ii) New, unused, unmodified and undamaged Kia parts and accessories then unsold in DEALER's inventory that are in good and saleable condition. The prices for such parts and accessories shall be the price last established by COMPANY for the sale of identical parts or accessories to dealers in the area in which DEALER is located.

                    (iii) Special service tools recommended by COMPANY and then owned by DEALER, that are especially designed for servicing Kia Motor vehicles. The prices for such special service tools will be the price paid by DEALER less appropriate depreciation, or such other price as the parties may negotiate.

          2. DEALER's Obligations. DEALER is obligated to sell to COMPANY the items described in Paragraph 1 above, and COMPANY's obligations to repurchase the items set forth in Paragraph 1 above are contingent upon DEALER fulfilling the following obligations:

                    (i) Within thirty (30) days after the date this Agreement terminates, DEALER shall deliver or mail to COMPANY a detailed inventory of all items referred to in this Paragraph which it requests COMPANY repurchase and shall certify that such list is true and accurate.

                    (ii) DEALER shall be entitled to request repurchase of only those items which it purchased from COMPANY, unless COMPANY agrees otherwise.

                    (iii) Unless COMPANY agrees otherwise in writing, products and special service tools to be repurchased by COMPANY from DEALER shall be delivered by DEALER to COMPANY's place of business at DEALER's expense. If DEALER fails to do so, COMPANY may transfer such items and deduct the cost therefor from the repurchase price.

                    (iv) DEALER will execute and deliver to COMPANY instruments satisfactory to COMPANY conveying good and marketable title to the aforesaid items to COMPANY. If such items are subject to any lien or charge of any kind, DEALER will procure the discharge in satisfaction thereof prior to their repurchase by COMPANY. DEALER will comply with the requirements of any state or federal laws that relate to the repurchase including bulk sales or transfer laws.

                    (v) DEALER will remove, at its own expense, all signage and other trade dress from DEALER's approved locations including any Kia Marks before it is eligible for payment hereunder.

          3. Payment By COMPANY. COMPANY will pay DEALER for such items repurchased hereunder as soon as practicable upon DEALER's compliance with the obligations set forth herein and upon computation of any outstanding indebtedness of DEALER to COMPANY. COMPANY shall have the right to offset from any amounts due to DEALER hereunder the total sum of DEALER's outstanding indebtedness to COMPANY. If DEALER disagrees with COMPANY's valuation of any item herein, and DEALER and COMPANY have not resolved their disagreement within sixty (60) days after the date this Agreement terminates, COMPANY shall pay to DEALER the amount to which it



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



reasonably believes DEALER is entitled. DEALER's exclusive remedy to recover any additional sums that it believes is due under this Paragraph shall be by resort to the dispute resolution process set forth in Article XIII below.

          4. Delivery of Customer Lists. Upon termination of this Agreement, DEALER shall promptly deliver to COMPANY a true and correct copy of any and all customers lists setting forth the names and addresses of customers who, within the prior five (5) years, purchased one or more Kia vehicles from DEALER or had one or more Kia vehicles serviced by DEALER.

          5. Specific Performance. DEALER acknowledges that a breach by DEALER of DEALER's obligations set forth in Paragraphs 2 and 4 above would cause damage to COMPANY in an amount that would be impossible to measure in money. In the event that DEALER fails to perform one or more of the obligations set forth in Paragraph 2 or 4 above, DEALER agrees that COMPANY will be entitled to maintain an action, if COMPANY so chooses, to compel specific performance by DEALER of each such obligation. Should COMPANY institute such an action, DEALER agrees that it will not raise as a defense a claim that COMPANY has an adequate remedy at law.

XIII. DISPUTE RESOLUTION PROCESS

          COMPANY and DEALER believe that their mutual commitment to serving customers and representing Kia Products in the best possible light, together with the mechanisms for sharing responsibility described in this Agreement should minimize the potential disputes between them. Nevertheless, should disputes occur which cannot be resolved in the normal course of business, DEALER and COMPANY agree that the dispute resolution process outlined below shall be the exclusive mechanism for resolving any dispute, controversy or claim arising out of or relating to this Agreement and arising under, without limitation, any statute, regulation, rule, order or common law ("Covered Dispute") except that COMPANY shall not be required to utilize the following dispute resolution process prior to (1) obtaining injunctive relief in order to enforce those provisions of this Agreement which relate to Kia Marks or (2) instituting an action for specific performance pursuant to Paragraph XII.F.5 above.

     A.   MEDIATION.

          Unless waived by both DEALER and COMPANY in writing, any Covered Dispute which cannot be resolved in the normal course of business must first be submitted to nonbinding mediation by a panel of mediators consisting of an equal number of Kia Dealer representatives, who shall serve a one year term on a rotating basis and be selected by COMPANY, and COMPANY representatives. The mediation shall be conducted, in accordance with COMPANY's then prevailing alternative dispute resolution procedures.



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

     B.   NON-BINDING ARBITRATION.

          A Covered Dispute which is not resolved in the normal course of business or through mediation shall be submitted to non-binding arbitration with the arbitrators chosen, and the arbitration conducted, according to COMPANY's then prevailing alternative dispute resolution procedures.

     C.   JUDICIAL OR ADMINISTRATIVE RELIEF.

          Judicial or administrative relief for Covered Disputes (other than COMPANY's attempts to enforce its rights with respect to Kia Marks as noted above) shall be resorted to only after the parties have completed nonbinding mediation and nonbinding arbitration pursuant to Paragraphs A and B above. The parties' commitment to support and participate in COMPANY's alternative dispute resolution program specifically is not a waiver of DEALER's or COMPANY's right to resort later to litigation before any judicial or administrative forum.

     D.   VENUE.

          All mediation and arbitration proceedings shall be conducted in Orange County, California.

     E.   APPLICABLE LAW.

          This Agreement shall be governed by and construed according to California substantive law (and not California choice of law rules).

     F.   MUTUAL RELEASE.

          Each party hereby releases the other from any and all claims and causes of action that it may have against the other for money damages arising from any event occurring prior to the date of execution of this Agreement, except for any accounts payable by one party to the other as a result of the purchase of any Kia products, audit adjustments or reimbursement for any services. This release does not extend to claims which either party does not know of or reasonably suspect to exist in its favor at the time of the execution of this Agreement.

XIV. DEFENSE AND INDEMNIFICATION

     A.   DEFENSE AND INDEMNIFICATION BY COMPANY.

          COMPANY agrees to assume the defense of DEALER and to indemnify and hold DEALER harmless in any lawsuit naming DEALER as a defendant and involving any Kia Product when the lawsuit also involves allegations of:



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



                    (i) Breach of warranty provided by COMPANY, bodily injury or property damage arising out of an occurrence allegedly caused solely by a defect or failure to warn of a defect in design, manufacture or assembly of a Kia Product (except for tires not manufactured by KMC), provided that the defect could not reasonably have been discovered by DEALER during the pre-delivery service of the Kia Product; or

                    (ii) Any misrepresentation or misleading statement or unfair or deceptive trade practice of COMPANY; and

Provided:

                    (iii) That DEALER delivers to COMPANY, in a manner to be designated by COMPANY, within twenty (20) days of the service of any summons or complaint, copies of such documents and requests in writing a defense and/or indemnification therein (except as provided below);

                    (iv) That the complaint or lawsuit does not involve allegations of DEALER error, omission or misconduct, including but not limited to, improper or unsatisfactory service or repair, misrepresentation, or any claim of DEALER's unfair or deceptive trade practice;

                    (v) That the Kia Product which is the subject of the lawsuit was purchased by DEALER from Kia and was not altered by or for DEALER;

                    (vi) That DEALER agrees to cooperate fully in the defense of such action as COMPANY may reasonably require; and,

                    (vii) That DEALER agrees that COMPANY may offset any recovery on DEALER's behalf against any indemnification that may be required hereunder.

     B.   DEFENSE AND INDEMNIFICATION BY DEALER.

          DEALER agrees to assume the defense of COMPANY or KMC and to indemnify and hold them harmless in any lawsuit naming COMPANY or KMC as a defendant when the lawsuit involves allegations of:

                    (i) DEALER's alleged failure to comply, in whole or in part, with any obligations assumed by DEALER pursuant to this Agreement;

                    (ii) DEALER's alleged negligent or improper repairing or servicing of any new or used vehicle including any Kia vehicle or any equipment;




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




                    (iii) DEALER's alleged breach of any contract or warranty other than that provided by COMPANY or KMC;

                    (iv) DEALER's alleged misleading statements, misrepresentations, or deceptive or unfair trade practices;

                    (v) Any modification to or alteration of a Kia Product made by or on behalf of DEALER, except those made pursuant to the express instruction or with the express approval of COMPANY; and

Provided:

                    (vi) That COMPANY delivers to DEALER, within twenty (20) days of the service of any summons or complaint, copies of such documents, and requests in writing a defense and/or indemnification therein (except as provided below);

                    (vii) That COMPANY agrees to cooperate fully in the defense of such action as DEALER may reasonably require;

                    (viii) That the complaint does not involve allegations of liability premised separately upon COMPANY's conduct or omissions; and

                    (ix) That COMPANY may, at its sole option and at its expense, participate in defending any such lawsuit and, if COMPANY desires, select its own counsel.

     C.   CONDITIONAL DEFENSE AND/OR INDEMNIFICATION.

     The agreement between DEALER and COMPANY to defend and/or indemnify each other is conditional on the continued existence of the state of facts as then known to such party and may provide for the withdrawal of such defense and/or indemnification at such time as facts arise which, if known at the time of the original request for a defense and/or indemnification, would have caused either DEALER or COMPANY to refuse such request. The party withdrawing from its agreement to defend and/or indemnify shall give timely notice of its intent to withdraw. Such notice shall be in writing and shall be effective upon receipt. The withdrawing party shall be responsible for all costs and expenses of defense only up to the date of receipt of its notice of withdrawal. Further, in the event that both COMPANY and DEALER at any point are represented by the same counsel but subsequent developments make it necessary or desirable for each party to have separate counsel, then the party obtaining separate counsel shall waive any right to disqualify the other party's counsel based on a conflict of interest or similar ground.



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



     D.   THE EFFECT OF SUBSEQUENT DEVELOPMENTS.

          In the event that subsequent developments in a case make clear that the allegations which initially preclude a request or an acceptance of a request for a defense and/or indemnification are no longer at issue therein, any party having a right to a defense and/or indemnification hereunder may tender such request for a defense and indemnification to the other party. Neither DEALER nor COMPANY shall be required to agree to such subsequent request for a defense and/or indemnification where that party would be unduly prejudiced by such delay.

     E.   TIME TO RESPOND AND RESPONSIBILITIES OF THE PARTIES.

          DEALER and COMPANY shall have sixty (60) days from the receipt of a request for a defense and/or indemnification to conduct an investigation to determine whether or not, or under what conditions, it may agree to defend and/or indemnify pursuant to this Paragraph. If local rules require a response to the complaint in the lawsuit prior to the time provided hereunder for a response to such request, the requesting party shall take all steps necessary, including obtaining counsel, to protect its own interest in the lawsuit until DEALER or COMPANY assumes the requested defense and/or indemnification. If DEALER or COMPANY agrees to assume the defense and/or indemnification of a lawsuit, it shall have the right to engage and direct counsel of its own choosing.

XV.  ACKNOWLEDGEMENTS

          DEALER acknowledges that it has conducted an independent investigation of acquiring, owning and operating a Kia dealership and recognizes that doing so involves business risks. DEALER understands and acknowledges that its success is dependent upon the ability of DEALER. COMPANY expressly disclaims the making of, and DEALER hereby acknowledges that it has not received, any kind of warranty or guaranty, expressed or implied, as to the potential profit or income to be derived from the operation of a Kia dealership.

XVI. GENERAL PROVISIONS

     A.   NOTICES.

          Except as otherwise specifically provided herein, any notice required to be given by either party to the other shall be in writing and delivered personally or by certified mail, return receipt requested, and shall be effective from the date of mailing. Notices to DEALER shall be directed to DEALER or its Dealer Operator at any of DEALER's approved locations. Notices to COMPANY shall be directed to the General Manager of COMPANY's area office.




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



     B.   NO AGENT OR LEGAL REPRESENTATIVE STATUS.

          This Agreement does not make either party to this Agreement the agent or legal representative of the other party for any purpose, nor does it grant either party authority to assume or create any obligation on behalf of or in the name of others. No fiduciary obligations are created by this Agreement.

     C.   DEALER'S RESPONSIBILITY FOR ITS OPERATIONS.

          Except as provided in this Agreement, DEALER is solely responsible for all expenditures, liabilities and obligations incurred or assumed by DEALER for the establishment and conduct of its operations.

     D.   TAXES.

          DEALER is responsible for and shall duly pay all sales taxes, use taxes, excise taxes and other government or municipal charges imposed, levied or based upon the sale of Kia Products by DEALER, and shall maintain accurate records of such payments.

     E.   RIGHT OF OFFSET.

          All monies or accounts due DEALER from COMPANY will be considered net of DEALER's indebtedness to COMPANY. COMPANY may deduct or offset any amounts due or to become due from DEALER to COMPANY, or any amounts held by COMPANY from or against any sums or accounts due or to become due from COMPANY to DEALER.

     F.   TRADEMARKS AND SERVICE MARKS.

          COMPANY or affiliated companies are the exclusive owners of the Kia Marks.

     G.   NO IMPLIED WAIVERS.

          The delay or failure of COMPANY or DEALER to require performance by the other party or the waiver by COMPANY or DEALER or the breach of any provision of this Agreement will not affect the right to subsequently require such performance.

     H.   ASSIGNMENTS OF RIGHTS OR DELEGATION OF DUTIES BY COMPANY.

          COMPANY may assign this Agreement and any rights or delegate any obligations to any affiliated or successor company, and will provide DEALER written notice of such assignment or delegation

     I.   NO FRANCHISE FEE.

          DEALER warrants that it has paid no fee nor has it provided any goods or services in lieu of a fee to COMPANY in consideration of entering into this Agreement. The sole consideration for COMPANY's entering into this Agreement is DEALER's ability, integrity, assurance of personal services and expressed intention to deal fairly and equitably with COMPANY and the public.

     J.   THIRD PARTY BENEFICIARIES.

          This Agreement is entered into by and between COMPANY and DEALER for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

     K.   SEVERABILITY.

          If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever or conflicts with any applicable law, this Agreement will be considered divisible as to such provisions, and such provisions will be deemed amended to comply with such law, or if it cannot be so amended without materially affecting the tenor of the Agreement, then it will be deemed deleted from this Agreement in such jurisdiction, and in either case, the remainder of the initial Agreement will be valid and binding.

     L.   NEW AND SUPERSEDING AGREEMENTS.

          In addition to any of the above-contemplated changes, in the event COMPANY adopts any new and superseding form of dealer agreement for use by its dealers in one or more particular states or in the system generally, or in the event of a material change in applicable law, COMPANY may, by written notice to DEALER, replace this Agreement with a new agreement in a new and superseding form. Upon adoption by COMPANY of any such new and superseding dealer agreement, DEALER will promptly comply with all obligations provided for in such agreement.

     M.   SOLE AGREEMENT OF PARTIES.

          Except as provided in this Agreement and the Exhibits hereto (as they may be updated from time to time), COMPANY has made no promises to DEALER, Dealer Operator, or any Owner or officer and there are no other agreements or understandings either oral or written between the parties affecting this Agreement or relating to any of the subject matters covered by this Agreement. This Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein, except as to any monies which may be owing between the parties. No agreement between COMPANY and DEALER which relates to matters covered herein, and no


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